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                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of January 23, 1997 ("Effective Date"), by and between RESOURCE GENERAL CORPORATION, an Ohio corporation with a place of business at 2365 Scioto Harper Drive, Columbus, Ohio 43204 (the "Company"), and CHARLES T. SHERMAN of Powell, Ohio (the "Executive").

         WHEREAS, the Executive has significant experience in the management of capital equipment manufacturing, sales and marketing operations; and

         WHEREAS, the Company and the Executive desire that the Executive be employed by the Company on the terms and conditions herein contained;

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto, intending to be legally bound, agree as follows:

         Section 1. DUTIES. From and after the Effective Date, and based upon the terms and conditions set forth herein, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company, as President and Chief Executive Officer of the Company and in such equivalent, additional or higher executive level position or positions as shall be assigned to him by the Board of Directors of the Company (the "Board of Directors"). While serving in such executive level position or positions, the Executive shall report to, be responsible to, and shall take direction from the Board of Directors. During the Term of this Agreement, the Executive agrees to devote substantially all of his working time to the position he holds with the Company and to faithfully, industriously, and to the best of his ability, experience and talent, perform the duties which are assigned to him. The Executive shall observe and abide by the reasonable corporate policies and decisions of the Company in all business matters.

         Section 2. TERM. Subject to Sections 4 and 5 hereof, the term of this Agreement shall be for a period commencing January 23, 1997, and terminating on December 31, 2001 and shall continue thereafter on a year-to-year basis unless either party hereto gives written notice to the other at least six months prior to December 31 of the year in which such party intends to have this Agreement terminate that such party does not intend to renew this Agreement (the "Term").

         Section 3. COMPENSATION. During the Term, the Company shall pay, and the Executive agrees to accept as full consideration for the services to be rendered by the Executive hereunder, compensation consisting of the following:

                  3.1. SALARY. Beginning on the first day of the Term and continuing throughout the Term, the Company shall pay the Executive a salary of $150,000/year, payable in accordance with the customary pay practices of the Company. Such salary may be increased or decreased by the Board of Directors (but not below $150,000 per year).


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                  3.2. BONUS. The Board of Directors will, on an annual basis, review the performance of the Company and of the Executive and will pay such bonus as they deem appropriate, in their discretion, to the Executive based upon such review.

                  3.3. BENEFITS. During the Term, the Executive will receive such employee benefits as are generally available to all executives of the Company. The Executive shall be entitled to reimbursement for all business expenses he incurs in the performance of his duties against presentation of appropriate documentation thereof.

                  3.4. CONTINUATION. The salary and benefits shall cease if the Executive is terminated "for cause" (as defined in Section 4.1) or if the Executive resigns (see Sections 4 and 5). The salary shall continue to be paid in monthly installments under the following rules:

                           3.4.1. SALARY. If the employment of the Executive is
terminated for any reason other than "cause" or the voluntary resignation by the Executive, the Executive shall continue to receive in monthly installments his base salary in effect at the time of such termination until the first of the following occurs: (a) the start of the Executive's employment with another employer, or (b) 12 months from the date of such termination; provided, however, that if the Executive's new employment pays the Executive an annual base salary which is less than the annual base salary the Executive received at the time of termination of his employment with the Company, the monthly difference (net of applicable taxes, if any) shall be paid by the Company to the Executive for any month that the Executive was so employed during the period of 12 months from the date of termination of Executive's employment with the Company.

                           3.4.2. STOCK OPTION. The Company shall cause to be
prepared and adopted by the Company a stock option plan pursuant to which the Executive shall be granted a Nonqualified stock option to purchase 10,000 Common shares of the Company at the average of the closing bid and asked prices of a share of the Company's stock on the Effective Date (such stock option being referred to hereinafter as the "Option"; a "Nonqualified stock option" means a stock option other than an "Incentive Stock Option", as the same is described in
Section 422 of the Internal Revenue Code of 1986).

         Section 4. TERMINATION. The Company may terminate the employment of the Executive prior to the end of the Term of this Agreement "for cause", with such termination "for cause" being based upon the following terms and conditions:

                  4.1. TERMINATION FOR CAUSE. Termination "for cause" shall be defined as a termination by the Company of the employment of the Executive occasioned by (a) a willful and continuous breach of this Agreement or a material duty by the Executive in the course of his employment or willful and continued neglect of his duty as an employee hereunder, after written notice thereof has been given to the Executive and such activities have not been cured within a reasonable time thereafter; (b) the conviction of the Executive by a court of competent jurisdiction of a felony; (c) Executive engaging in any act involving the misuse or misappropriation of money or other property of the Company, defrauding the Company, any affiliate of the Company or any customer of the Company; or (d) the current abuse by the Executive of illegal drugs or other controlled substances.



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                  4.2. CESSATION OF PAYMENTS. In the event of termination by the
Company "for cause", all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the Executive under this Agreement. In the event that a benefit plan or stock plan which covers the Executive has specific provisions concerning termination of employment, then such benefit plan or stock plan shall control the disposition of the benefits or stock options.

                  4.3. RENEGOTIATION. The parties agree that the employment relationship described herein shall end if either party gives written notice to the other of its intention to terminate this Agreement, as set forth in Section
2. Nevertheless, if the Executive continues to render services in the Company's employ after the termination of this Agreement in the absence of any written extension, it is understood that such continued employment will be "at will," terminable at any time by either party.

                  4.4. DISABILITY. The Company may terminate the employment of the Executive prior to the end of the Term if the Executive has been unable to perform his duties hereunder for a continuous period of six months due to a physical or mental condition that, in the opinion of a licensed physician, will be of indefinite duration or is without a reasonable probability of recovery. The Executive agrees to submit to an examination by a licensed physician of the Company's choice in order to obtain such opinion at the request of the Company, made after the Executive has been absent from his place of employment for at least six months. Such examination shall be paid for by the Company. However, this provision does not abrogate either the Company's or the Executive's rights and obligations pursuant to the Family and Medical Leave Act of 1993, and a termination of employment under this Section 4.4 shall not be deemed to be a termination "for cause."

         Section 5. RESIGNATION, DEATH OR DISABILITY.

                  5.1. RESIGNATION. If, during the Term, the Executive resigns for any reason, all salary, benefits and other payments (except those that must continue by statute) shall cease at the time such resignation becomes effective. In the event that a benefit plan or stock plan which covers the Executive has specific provisions relative to resignation by an employee, then such benefit plan or stock plan shall control the disposition of the benefits or stock options.

                  5.2. DEATH OR DISABILITY. If, during the Term, the Executive dies or his employment is terminated because of his disability (see Section 4.4 above), all salary, benefits and other payments (except those that must continue by statute) shall cease at the time of death or disability, provided, however, that the Company shall provide such health, dental and similar insurance or benefits as were provided to Executive immediately before his termination by reason of death or disability, to Executive or his family for 12 months after such termination on the same terms and conditions (including cost) as were applicable before such termination. In the event that such a benefit plan or a stock plan which covers the Executive has specific provisions concerning the death or disability of an employee (e.g., life insurance or disability insurance), then such benefit plan or stock plan shall control the disposition of such benefits or stock options.



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                  5.3. NONEXCLUSIVE REMEDY. The language set forth in Section 5 shall not limit the Company's right to seek other remedies for damages incurred in the event Executive fails to comply with the terms of this Agreement.

                  5.4. TERMINATION OTHER THAN FOR CAUSE. If the Executive's employment with the Company is terminated by the Company other than "for cause", the benefits and other payments provided for hereunder shall continue during the period during which base salary payments are made.

         Section 6. PROPRIETARY INFORMATION. The Executive agrees that he will not, during the Term and for a period of five years thereafter, use directly or indirectly, for his own account or for the account of any other person, firm or corporation, or disclose to any other person, firm or corporation, confidential information of the Company, including, but not limited to, supplier or customer lists, pricing or cost information, purchasing and marketing know-how, methods and techniques, in any form whatsoever; provided, however, that confidential information shall not include information that shall become generally known to the public or the trade without violation of this Agreement. Notwithstanding anything to the contrary contained in this Section 6, in the event Executive is required to disclose any confidential information by court order or decree or in compliance with the rules and regulations of a governmental agency or in compliance with law, the Executive will provide the Company with prompt notice of such required disclosure so that the Company may seek an appropriate protective order and/or waive compliance with the provisions of this Section 6. If in the absence of a protective order or the receipt of a waiver hereunder, the Executive is advised by counsel that such disclosure is necessary to comply with such court order, decree, rule, regulation or law, the Executive may disclose such information in accordance with such court order or decree or in compliance with such rule, regulation or law without liability hereunder.

         Section 7. NON-COMPETITION.

                  7.1. PROSCRIBED ACTIVITIES. Executive agrees that during the Term and for three years thereafter, the Executive will not

                           7.1.1. enter into the employ of or render any
services to any person, firm, or corporation, which has a material amount of its assets employed in a Competitive Business (as defined in Section 7.2 below);

                           7.1.2. engage in any Competitive Business for his own
account;

                           7.1.3. become associated with or interested in
through retention or by employment any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, or in any other relationship or capacity;

                           7.1.4. solicit, interfere with, or endeavor to entice
away from the Company, any of its employees, customers, strategic partners, or sources of supply;

                           7.1.5. discourage or otherwise attempt to prevent any
person from doing business with the Company; or



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                           7.1.6. disparage, by any means and to any person, the
Company or its business or any person employed by or on the Board of Directors of the Company.

                  7.2. PERMITTED ACTIVITIES. Nothing in this Agreement shall preclude the Executive from investing his personal assets in the securities of any Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than one percent (1%) of the publicly-traded equity securities of such Competitive Business. "Competitive Business" for purposes of this Agreement shall mean any business or enterprise which is engaged in the development and/or commercialization of products or services:

                           7.2.1. related to the manufacture and sale of
industrial machine presses or injection molding presses or related automation, or

                           7.2.2. reasonably understood to be competitive in the
relevant market with products and/or systems described in Section 7.2.1 above.

         Section 8. INJUNCTIVE RELIEF. The Executive specifically acknowledges and agrees that (a) the restrictions contained in Sections 6 and 7 are reasonable in view of the nature of the business in which the Company is engaged, (b) the Executive's obligations under this Agreement are of a special and unique character which gives them a peculiar value, and (c) the Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Executive breaches any of his obligations under Sections 6 or 7. The Executive therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, the Company shall be entitled to injunctive and other equitable relief to prevent a breach of any of the provisions of Section 6 or Section 7, including, without limitation, a temporary restraining order or temporary injunction from any court of competent jurisdiction restraining any threatened or actual violation, and the Executive hereby consents to the entry of such an order and injunctive relief and waives the making of a bond as a condition for obtaining such relief. Such rights shall be cumulative and in addition to any other legal or equitable rights and remedies the Company may have. It is expressly agreed by the parties hereto that all of the provisions of this Section 8 shall survive the termination of this Agreement.

         Section 9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         Section 10. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of the Agreement, which shall remain in full force and effect.

         Section 11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and preliminary agreements. This Agreement may not be amended except in writing executed by the parties hereto.



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         Section 12. EFFECT ON SUCCESSORS OF INTEREST. This Agreement shall inure to the benefit of and be binding upon heirs, administrators, executors, successors and assigns of each of the parties hereto. Notwithstanding the above, the Executive recognizes and agrees that his obligation under this Agreement may not be assigned without the consent of the Company.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


RESOURCE GENERAL CORPORATION                        EXECUTIVE


By: /s/ MICHAEL GARDNER                             /s/ CHARLES T. SHERMAN
    -------------------------------                 ----------------------------
   Michael Gardner, Vice President                  Charles T. Sherman



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